UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):  February 26, 2013

                           Amerigo Energy, Inc.
                          ----------------------
           (Exact name of registrant as specified in its charter)

               Delaware                   000-09047        20-3454263
             ---------------------------------------------------------
      (State or other jurisdiction       (Commission      (IRS Employer
            of incorporation)            File Number)  Identification No.)

        2580 Anthem Village Dr., Henderson, NV                89052
       -------------------------------------------------------------
       (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:      702-399-9777

                               Not Applicable
                             -----------------
       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                                       1



                               TABLE OF CONTENTS


ITEM NO.    DESCRIPTION OF ITEM                			PAGE NO.

Item 1.01   Entry into Material Definitive Agreement		2
Item 2.01   Other Events				      	3
Item 9.01   Financial Statements and Exhibits                  	3




Item 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 26, 2013, the Company completed the acquisition of the assets of Le Flav Spirits, LLC.

Le FLAV Spirits, LLC is the entity which controls the assets, trademarks, contracts, formulas, licenses, existing inventory and rights to the "Le FLAV" spirits brands. This is to include Le FLAV Brooklyn Iced Tea, Chateau Le FLAV, Le FLAV Cocktails, Le FLAV Cognacs, Le FLAV Super Premium Vodka & Flavored Vodkas and all flavors currently in production and contemplated.

Jason Griffith, the Company's CEO, has a ten (10%) minority interest in Le Flav Spirits, LLC.

The consideration given for the assets is:

A. 360,000 shares of company common stock to be issued to the owners of Le FLAV Spirits, LLC, based on the closing price on February 26, 2013 the value of the shares given is $32,400.

B. Warrants to Le FLAV Spirits, LLC to purchase two million (2,000,000) shares of stock at $1.00 per share, with 5 year exercise period, vested equally at 500,000 shares vested upon every 5,000 cases sold of vodka. Based on Black Scholes calculations, the warrants are valued at $180,000.

C. $1 per bottle for the first 2,000,000 bottles sold. This will be treated as a convertible promissory note, convertible at $1.00 per share (at the option of the note holder). Promissory note bears interest at 8% per year. The note is transferable.

Principal payments equal to $1 per bottle sold, payable quarterly from receivables received from the distributors. Promotional bottles are not included in the per bottle calculation. Prepayment of first principal payment of $25,000 due 10 days from execution of the Acquisition agreement. Company has the ability to make principal and interest payments above what is earned from the 'per bottle' during the term. Unless otherwise satisfied, the balance of the promissory note is due by March 1, 2016.

Based on existing and pending distribution contracts,as well as the majority of the consideration being performance based, management felt the valuation of consideration was deemed reasonable.

Le FLAV Spirits, LLC shall retain a UCC filing on the assets of the company until such time as the convertible promissory note is satisfied.

Any payments not made by the 15th of the month following the end of a calendar quarter will be considered late and a $500 late fee will be imposed. If the Company misses two (2) consecutive quarters of payments then the Company will be considered in default and Le Flav Spirits, LLC will have the right to make final demand. If the Company does not cure the default of the late payments within five(5) days, then the Seller has the right to call in the balance of the note.


Item 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 26, 2013, the Company completed the purchase of assets from Le Flav Spirits, LLC.

The assets acquired include the trademarks, contracts, formulas, licenses, existing inventory and rights to the "Le FLAV" spirits brands. This is to include Le FLAV Brooklyn Iced Tea, Chateau Le FLAV, Le FLAV Cocktails, Le FLAV Cognacs, Le FLAV Super Premium Vodka & Flavored Vodkas and all flavors currently in production and contemplated.

Jason Griffith, the Company's CEO, has a ten (10%) minority interest in Le Flav Spirits, LLC.

The consideration given for the assets is:

A. 360,000 shares of company common stock to be issued to the owners of Le FLAV Spirits, LLC, based on the closing price on February 26, 2013 the value of the shares given is $32,400.

B. Warrants to Le FLAV Spirits, LLC to purchase two million (2,000,000) shares of stock at $1.00 per share, with 5 year exercise period, vested equally at 500,000 shares vested upon every 5,000 cases sold of vodka. Based on Black Scholes calculations, the warrants are valued at $180,000.

C. $1 per bottle for the first 2,000,000 bottles sold. This will be treated as a convertible promissory note, convertible at $1.00 per share (at the option of the note holder). Promissory note bears interest at 8% per year. The note is transferable.

Principal payments equal to $1 per bottle sold, payable quarterly from receivables received from the distributors. Promotional bottles are not included in the per bottle calculation. Prepayment of first principal payment of $25,000 due 10 days from execution of the Acquisition agreement. Company has the ability to make principal and interest payments above what is earned from the 'per bottle' during the term. Unless otherwise satisfied, the balance of the promissory note is due by March 1, 2016.

Based on existing and pending distribution contracts, as well as the majority of the consideration being performance based, management felt the valuation of consideration was deemed reasonable.

Le FLAV Spirits, LLC shall retain a UCC filing on the assets of the company until such time as the convertible promissory note is satisfied.

Any payments not made by the 15th of the month following the end of a calendar quarter will be considered late and a $500 late fee will be imposed. If the Company misses two (2) consecutive quarters of payments then the Company will be considered in default and Le Flav Spirits, LLC will have the right to make final demand. If the Company does not cure the default of the late payments within five (5) days,then the Seller has the right to call in the balance of the note.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

16.1	Copy of press release filed February 27, 2013.
16.2	Copy of purchase agreement, dated February 26, 2013.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 27, 2013


Amerigo Energy, Inc

By:  /s/ Jason F. Griffith, CPA
-------------------------------
     Jason F. Griffith, CPA
     Chief Executive Officer